CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2023, relating to the financial statements of Pinnacle West Capital Corporation, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 1, 2023